EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report of SMART Global Holdings, Inc. (the “Company”) on Form 10-Q for the period ending May 26, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken Rizvi, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 29, 2023	By:	/s/ Ken Rizvi
Ken Rizvi
Senior Vice President and Chief Financial Officer